Calculation of Filing Fee Tables
S-1
Presurance Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Other	Subscription Rights to purchase Common Stock	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Equity	Common stock, no par value	457(o)	14,000,000		$ 14,000,000.00	0.0001381	$ 1,933.40
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 14,000,000.00		$ 1,933.40
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,933.40
Offering Note
[1]	(1) No separate registration fee is payable with respect to non-transferable subscription rights (the "Subscription Rights") being offered hereby since the Subscription Rights are being registered in the same registration statement as the shares of the Registrant's common stock, no par value ("Common Stock") underlying the subscription rights. (2) This registration statement relates to (a) the Subscription Rights to purchase shares of Common Stock and (b) shares of Common Stock issuable upon the exercise of the Subscription Rights; The securities registered hereunder include an indeterminate number of shares of common stock which shall have an aggregate initial offering price not to exceed $14,000,000. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered; and Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the Registrant pursuant to this registration statement from the assumed exercise of all subscription rights will not exceed $14,000,000.

[2]	(1) No separate registration fee is payable with respect to non-transferable subscription rights (the "Subscription Rights") being offered hereby since the Subscription Rights are being registered in the same registration statement as the shares of the Registrant's common stock, no par value ("Common Stock") underlying the subscription rights. (2) This registration statement relates to (a) the Subscription Rights to purchase shares of Common Stock and (b) shares of Common Stock issuable upon the exercise of the Subscription Rights; The securities registered hereunder include an indeterminate number of shares of common stock which shall have an aggregate initial offering price not to exceed $14,000,000. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered; and Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the Registrant pursuant to this registration statement from the assumed exercise of all subscription rights will not exceed $14,000,000.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A